UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 3, 2011

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

381 Teaneck Road
Teaneck, New Jersey 07666
(Address of principal executive offices)

Registrant’s telephone number, including area code: (201) 530-1200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed by Green Energy Management Services Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 9, 2011 (the “March 8-K”). As a result of the conclusion of the negotiations between the Company and Financial Partners Funding, LLC, a Florida limited liability company (“FPF”), with respect to the terms of the Option (as defined below) and the Company’s issuance of the Option to FPF, the first and second paragraphs of Item 1.01 of the March 8-K are hereby amended and restated to read in their entirety as follows:

On March 3, 2011 (the “Effective Date”), Green Energy Management Services, Inc. (“GEM”), a wholly-owned subsidiary of the Company, entered into a Commitment Letter (the “Agreement”) with Financial Partners Funding, LLC, a Florida limited liability company (“FPF”). Pursuant to the Agreement, FPF agreed to commit up to $200,000,000 in equipment leases to finance third-party purchases of GEM’s lighting and Airlock products, subject to certain funding conditions, including FPF’s due diligence and approval of the third party lessees. FPF has an exclusive right to finance such third-party purchases of GEM’s products, however, GEM has the right to hold discussions with third-party financing entities. In the event that GEM is offered financing on terms more beneficial than those offered by FPF, FPF has the right of first refusal to offer financing on similar terms. FPF has no obligation to finance any particular transaction or proposed lease. GEM also agreed to reimburse FPF $50,000 in costs and expenses uncurred by FPF in connection with its due diligence review of GEM’s products, which amount will be paid from the proceeds of the first lease financed by FPF. The Agreement will remain in effect for 48 months from the Effective Date, unless terminated earlier pursuant to its terms.

As required under the Agreement, on June 27, 2011, the Company issued to FPF an option, dated as of March 3, 2011, which upon exercise, entitles FPF to purchase up to 15% of the then outstanding common stock of the Company (the “Option”) at an aggregate exercise price of $10,949,490 (the “Option Price”). The Option may be exercised in part or in full at any time during the 48-month period commencing on the Effective Date and the Option Price will be adjusted proportionately for any partial exercise of the Option. The Option may also be exercised on a cashless basis. Pursuant to the terms of the Agreement, in the event that the Agreement is terminated or GEM meets the funding threshold described in the Agreement and FPF does not fund the qualified projects, FPF agreed to return all or a portion of the Option that FPF would not be entitled to exercise as a result of such termination or failure to fund. The Option does not grant FPF any voting rights or other rights as a stockholder of the Company until the Option is exercised, and upon exercise, only for such exercised portion of the Option. The Option vested immediately as of the Effective Date.

Pursuant to the Agreement and the Option, the Company also agreed to (x) file a registration statement to register the shares underlying the Option (the “Option Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”), within six months of the Effective Date (the “Resale Registration Statement”), and (y) keep such Resale Registration Statement effective until the Option Shares may be sold without limitation under the Securities Act. FPF agreed to waive the provision in the Agreement which required the Company to increase the number of its authorized shares of common stock to 1,000,000. FPF agreed not to sell, transfer, convey or pledge the Option Shares for a period of 12 months from March 2, 2011, without the prior written consent of the Company.

The foregoing summary is qualified in its entirety by reference to the Option, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Option described in Item 1.01 of this Current Report on Form 8-K was issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company is basing such reliance upon representations made by FPF, including, but not limited to, representations as to FPF’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and FPF’s investment intent. The Option was not offered or issued by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Option, dated as of March 3, 2011, issued pursuant to the Commitment Letter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: July 8, 2011	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

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